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                                                                      EXHIBIT 21



                         FI LIQUIDATING COMPANY, INC.
                         (FORMERLY FLEXTRONICS, INC.)
                          SUBSIDIARIES OF REGISTRANT
                          --------------------------



                                              Jurisdiction
       Name of                                     of
      Subsidiary                              Incorporation
      ----------                              -------------

Flextronics California, Inc.                  California

Flextronics Southeast, Inc.                   South Carolina (1)

Flextronics Manufacturing, Inc.               California (2)
(formerly Flextronics International, Inc.)

Flextronics Massachusetts, Inc.               Massachusetts (2)

C.G. Industries                               California (2)

J.T.E. Graphics, Inc.                         California (2)

ETC Flextronics, Inc.                         California (2)

S.R.L., Inc.                                  California (2)


All subsidiary shares are held of record by either FI Liquidating Company, Inc., or Portola Industries, Inc. (now FI Liquidating Company, Inc.).


(1)  Charter was dissolved on April 3, 1996.

(2)  Secretary of State has suspended activities.